EXHIBIT 99.1

Palatin Receives Notice of Non-Compliance from NYSE American

CRANBURY, NJ – October 7, 2024 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced it received a notice from the staff of NYSE American LLC (the “Exchange”) that Palatin was not in compliance with the Exchange’s continued listing standards under Section 1003(a)(iii) of the NYSE American Company Guide. Section 1003(a)(iii) requires a listed company to have stockholders’ equity of $6 million or more if the listed company has reported losses from continuing operations and/or net losses in its five most recent fiscal years. Palatin previously reported that it was not in compliance with continued listing standards under Section 1003(a)(i) and (ii).

Palatin remains subject to the procedures and requirements of Section 1009 of the NYSE American Company Guide. Palatin submitted a plan (the “Plan”) of actions it has taken or will take to regain compliance with the continued listing standards by April 10, 2025. The Exchange accepted the Plan and granted a Plan period through April 10, 2025 to regain compliance with the continued listing standards, which now includes continued listing standards under Section 1003(a)(iii). Palatin will be able to continue its listing during the Plan period and will be subject to periodic reviews, including quarterly monitoring for compliance with the Plan. Palatin is assessing and exploring multiple funding avenues and is committed to undertaking a transaction or transactions in the future to achieve compliance with the Exchange’s requirements.

Receipt of the notice from the Exchange has no immediate effect on the listing or trading of Palatin’s common stock on the Exchange, and does not affect Palatin’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

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Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, actions of Palatin and/or the Exchange to be taken with respect to matters discussed in the letter from the Exchange, Palatin’s ability to undertake a transaction or transactions in the future to achieve compliance with the Exchange’s requirements or otherwise regain compliance with the Exchange’s continued listing standards, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Palatin Technologies® is a registered trademark of Palatin Technologies, Inc.

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